UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, the Board of Directors of Portland General Electric Company (the “Company”) voted to increase the size of the Board of Directors of the Company (the "Board") from eleven to twelve directors and to fill the resulting vacancy by appointing Michael H. Millegan to serve as a director of the Company until the next annual meeting of shareholders, which will be held on April 24, 2019. The increase in the size of the Board of Directors and Mr. Millegan's appointment are effective January 1, 2019. The Board also appointed Mr. Millegan to serve on the Audit Committee and the Finance Committee of the Board effective January 1, 2019.

Mr. Millegan currently serves as the founder and Chief Executive Officer of Millegan Advisory Group, which provides strategic advice to early-stage companies. Previously, he held various leadership positions with Verizon Communications Inc., including president of Verizon Global Wholesale Group. Mr. Millegan serves as an independent director on the board of Wireless Telecom Group, where he chairs the compensation committee and is a member of the nomination and governance committee. He is also a member of the board of directors for Vettd Inc., a provider of adaptive artificial intelligence solutions for workforce data classification, and a strategic advisor to Windpact, Inc., a sports technology company.

There are no arrangements or understandings between Mr. Millegan and any other persons pursuant to which he was selected as a director, and Mr. Millegan is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

On the effective date of his appointment, Mr. Millegan will become eligible to receive the following compensation pursuant to the Company’s standard compensation arrangements for non-employee directors:

Annual Cash Retainer Fee	$50,000
Annual Committee Service Fee (per committee)	$18,000
Annual Grant of Restricted Stock Units (in dollars)	$90,000
The grant of restricted stock units will be made on the same terms and conditions as the grants made to other directors of the Company. The grants will be made pursuant to the terms of the Portland General Electric Company Stock Incentive Plan, as amended and restated effective February 13, 2018, a copy of which was included as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 27, 2018. Mr. Millegan will also be eligible to participate in the 2006 Outside Directors’ Deferred Compensation Plan, a copy of which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 17, 2006. The Company intends to enter into its standard form of indemnification agreement for non-employee directors with Mr. Millegan, a copy of which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	November 26, 2018	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer